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                                   EXHIBIT 11

                   STUART ENTERTAINMENT, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                            Years Ended December 31,
                                                                                      1996           1995           1994
                                                                                      ----           ----           ----

Shares of common stock outstanding at beginning of year(1)                          6,697,049      6,538,788     3,405,353
Weighted-average shares issued during the year                                         82,958        115,270       155,495
Weighted-average shares assumed issued under stock option
plans and exercise of warrants (using treasury
stock method) during the year under primary(2)                                         53,757         51,486            --
                                                                                  -----------    -----------   -----------

Average common and common equivalent shares outstanding                             6,833,764      6,705,904     3,506,848
- primary
Weighted-average shares assumed issued under stock option
plans and exercise of warrants (using treasury
stock method) during the year under fully dilutive(2)                                      53        347,318            --
                                                                                  ===========    ===========   ===========

Average common and common equivalent shares outstanding
- fully dilutive                                                                    6,833,817      7,053,222     3,560,848
                                                                                  ===========    ===========   ===========

Net income (loss):
  Income (loss) before extraordinary item                                         $(1,298,000)   $   786,000   $(1,608,000)

  Extraordinary item - Loss on extinguishment of debt,
       net of taxes                                                                   933,000             --            --
                                                                                  -----------    -----------   -----------

Net income (loss)                                                                 $(2,231,000)   $   786,000   $(1,608,000)
                                                                                  ===========    ===========   ===========

Earnings (loss) per share - primary:
  Income (loss) before extraordinary item                                         $     (0.19)   $      0.12   $     (0.45)
  Extraordinary item                                                              $     (0.13)            --            --
                                                                                                 -----------   -----------

Earnings (loss) per share - primary                                               $     (0.32)   $      0.12   $     (0.45)
                                                                                  ===========    ===========   ===========

Earnings (loss) per share - fully dilutive:
  Income (loss) before extraordinary item                                         $     (0.19)   $      0.11   $     (0.45)
  Extraordinary item                                                              $     (0.13)   $        --   $        --
                                                                                  ===========    ===========   ===========

Earnings (loss) per share - fully dilutive                                        $     (0.32)   $      0.11   $     (0.45)
                                                                                  ===========    ===========   ===========

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(1) This represents total outstanding shares of common stock less treasury shares. See Note 1 to the Consolidated Financial Statements and the Consolidated Statement of Stockholders' Equity in Item 14 for additional information.

(2) No amount is included in 1994, as it would make the calculation anti-dilutive. If the calculation was not anti-dilutive, average common and common equivalent shares would be increased by $3,602.